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CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Maximum Aggregate Offering Price	Amount of Registration Fee

3.95% Notes due January 15, 2021	$250,000,000	$17,825(1)

(1)
The registration fee of $17,825 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-157627 filed by the registrant on March 2, 2009.

Filed pursuant to Rule 424(b)(5)
(File number 333-157627)

Pricing Supplement No. 13 dated November 9, 2010
(To Prospectus dated March 2, 2009 and
Prospectus Supplement dated September 8, 2009)

Medium-Term Notes—Fixed Rate

3.95% Notes due 2021

Principal Amount: $250,000,000	Issue Price (Public Offering Price): 99.834%
Net Proceeds to Issuer: $247,960,000	Agents' Discount Commission: 0.650%
Stated Maturity Date: January 15, 2021	Interest Rate: 3.95%
Original Issue Date: November 9, 2010	CUSIP: 05348E AP4
Interest Payment Dates: January 15 and July 15	First Interest Payment Date: July 15, 2011

Redemption:

  ☐
  The Notes cannot be redeemed prior to the Stated Maturity Date at the option of the issuer.
  ☒
  The Notes may be redeemed prior to the Stated Maturity Date at the option of the issuer.

  Initial Redemption Date: See Additional/Other Terms.

  Initial Redemption Percentage/Redemption Price: See Additional/Other Terms.

  Annual Redemption Percentage Reduction: N/A

Optional Repayment:

  ☒
  The Notes cannot be required to be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.
  ☐
  The Notes can be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.

  Optional Repayment Dates:

  Repayment Price:    %

Currency:

    Specified Currency: U.S. Dollars (If other than U.S. Dollars, see attached)
    Minimum Denominations:
    (Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount ("OID"):        ☐  Yes        ☒  No

    Total Amount of OID:

    Yield to Maturity:

    Initial Accrual Period:

Form:         ☒  Book-Entry        ☐  Certificated

Agent:	☐ Wells Fargo Securities, LLC	☒ J.P. Morgan Securities LLC
	☐ Banc of America Securities LLC	☐ Morgan Stanley & Co. Incorporated
	☐ Citigroup Global Markets Inc.	☒ Other (names): Deutsche Bank Securities Inc. PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc. UBS Securities LLC

Agent acting in the capacity as indicated below:

☐ Agent ☒ Principal

If as Principal:

  ☐
  The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
  ☒
  The Notes are being offered at a fixed initial public offering price of 99.834% of principal amount.

If as Agent:

        The Notes are being offered at a fixed initial public offering price of      % of Principal Amount.

Exchange Rate Agent: N/A

Use of Proceeds:

        AvalonBay will use the net proceeds, after estimated issuance costs, of approximately $247,835,000 from the sale of the 3.95% Notes due 2021 (the "Notes") for working capital, capital expenditures and other general corporate purposes, which may include development and redevelopment of apartment communities and repayment and refinancing of other debt. Pending the uses described above, the net proceeds may be invested in short-term, interest-bearing, investment-grade securities.

Plan of Distribution:

        Each of the Agents has severally agreed to purchase from AvalonBay, and AvalonBay has agreed to sell to the Agents, the principal amount of Notes set forth opposite the Agent's name below:

Agent	Principal Amount
Deutsche Bank Securities Inc.	$87,500,000
J.P. Morgan Securities LLC	87,500,000
PNC Capital Markets LLC	25,000,000
SunTrust Robinson Humphrey, Inc.	25,000,000
UBS Securities LLC	25,000,000

$250,000,000

        Each of the Agents will receive a discount commission for the Notes to be sold by them as set forth above. The Agents propose to offer the Notes initially at the public offering price set forth above and to certain dealers at that price less a concession not in excess of 0.40% of the principal amount of the Notes. The Agents may allow, and the dealers may reallow, a discount not in excess of 0.25% of the principal amount of the Notes on sales to certain other dealers. After the initial public offering, the Agents may vary the public offering price and other selling terms from time to time.

        It is expected that delivery of the Notes will be made against payment therefor on or about November 17, 2010, the fifth business day following the date hereof. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this Pricing Supplement or on the following business day will be required, by virtue of the fact that the Notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

        As described in the accompanying Prospectus Supplement dated September 8, 2009, in the ordinary course of business, each of the Agents and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., each hold a commitment under our $1,000,000,000 unsecured revolving credit.

        The Agents and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

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and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of AvalonBay. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        For additional information concerning the offering and sale of the Notes, see "Supplemental Plan of Distribution" in the accompanying Prospectus Supplement dated September 8, 2009 and "Plan of Distribution" in the accompanying Prospectus dated March 2, 2009.

Additional/Other Terms:

Other Terms:

        Reopening of Issue.    We may, from time to time and without the consent of the noteholders, reopen an issue of notes and issue additional notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as notes issued on an earlier date, except for the issue date, issue price and, if applicable, the first payment of interest. After such additional notes are issued, they will be fungible with the notes issued on such earlier date.

        Optional Redemption.    The Notes may be redeemed at any time at the option of AvalonBay, in whole or in part, upon notice of not more than 60 and not less than 30 days prior to the Redemption Date, at a Redemption Price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Note. If the Notes are redeemed on or after 90 days prior to the Maturity Date, the Redemption Price will equal 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date.

        Acceleration of Maturity; Make-Whole Amount.    If an Event of Default with respect to the Notes that are then outstanding occurs and is continuing, and pursuant to Section 2.7 of the Amended and Restated Third Supplemental Indenture dated as of July 10, 2000 (the "Third Supplemental Indenture") the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes of this series shall have declared the principal amount (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms hereof) of all the Notes of this series to be due and payable immediately, by a notice in writing to AvalonBay (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the Notes of this series are paid, plus the Make-Whole Amount on the Notes shall become immediately due and payable. With respect to the Notes of this series, if an Event of Default set forth in Section 501(6) of the Indenture, dated as of January 16, 1998, between AvalonBay and the Trustee (the "Indenture") occurs and is continuing, such that pursuant to Section 2.7 of the Third Supplemental Indenture all the Notes of this series are immediately due and payable, without notice to AvalonBay, at the principal amount thereof (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms of the Notes) plus accrued interest to the date the Notes are paid, then the Make-Whole Amount on the Notes shall also be immediately due and payable.

        Definitions.    Terms used but not defined herein shall have the meanings set forth in the Indenture and the Third Supplemental Indenture. The following terms shall have the following meanings:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would

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have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

        "Reinvestment Rate" means twenty (20) basis points plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by AvalonBay.

United States Federal Income Tax Considerations

        The following is a summary of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes, and it may not contain all the information that may be important to you. It deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code") and does not purport to deal with persons subject to special tax treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, persons that mark their securities to market for U.S. federal income tax purposes, pass-through entities or investors in such entities, persons holding notes as part of a hedge, conversion, straddle, or constructive sale transaction for U.S. federal income tax purposes, persons subject to the alternative minimum tax, non-U.S. persons (except where otherwise specifically noted), or persons whose "functional currency," as defined in Section 985 of the Code, is not the U.S. dollar. It also does not deal with holders other than those who purchase the notes on original issuance at the initial offering price (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), except where otherwise specifically noted, and does not address state, local, or non-U.S. taxation or U.S. federal tax considerations other than income taxation. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

        (1)   a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  (3)
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  (4)
  a trust (i) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

        As used in this prospectus supplement, the term "non-U.S. Holder" means a nonresident alien individual or a foreign corporation for U.S. federal income tax purposes. Special rules may apply to other non-U.S. persons and to certain non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies," persons eligible for benefits under income tax treaties to which the United States is a party, and certain U.S. expatriates.

        If a partnership holds the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring notes, you should consult your tax advisors.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of purchase, ownership and disposition of the notes on your individual tax situation, including any state, local or non-U.S. tax consequences.

        The information in this summary is based upon the current Code, applicable Treasury Regulations, the legislative history of the Code, the current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including practices endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS. The following discussion describes the tax rules applicable to REITs and their note holders as in effect as of the date of this prospectus supplement and, with limited exception, does not address any rules that may have applied to us during prior periods.

Taxation of AvalonBay as a REIT

        We have elected to be taxed as a real estate investment trust (a "REIT") under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

        So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and

5

stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

  •
  we will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid;

  •
  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

  •
  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

  •
  our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business unless such property has been held by us for two years or more and certain other requirements are satisfied;

  •
  if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, in each case multiplied by a fraction intended to reflect our profitability;

  •
  if we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest U.S. federal income tax rate applicable to corporations;

  •
  if we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we may retain our REIT qualification, but we will have to pay a penalty equal to $50,000 for each such failure;

  •
  we will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years;

  •
  we will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

  •
  if we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (x) the fair market value of the asset as of the beginning of the applicable recognition period over (y) the adjusted basis in such asset as of the beginning of such recognition period. The recognition period is reduced to seven years for tax years beginning in 2009 or 2010 and five years for tax years beginning in 2011;

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  •
  income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates; and

  •
  we may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.

        Requirements for qualification as a REIT.    We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (4)
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding shares of which is owned during the last half of each taxable year, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified entities;

  (7)
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock and preferred stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

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        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of AvalonBay will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        Taxable REIT Subsidiaries.    A "taxable REIT subsidiary" of AvalonBay is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that subsidiary generally will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income tax. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

        Ownership of Partnership Interests by a REIT.    A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or

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indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate assets, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, income and gain derived from foreclosure property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. See "—Hedging Transactions and Foreign Currency Gains".

        Rents received by us will qualify as rents from real property for purposes of the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a taxable REIT subsidiary and (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased to the taxable REIT subsidiary is a hotel or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for purposes of the REIT gross income tests, we may provide directly only an insignificant amount of services, unless those services are "customarily furnished or rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible tenant services" to tenants (except through an independent contractor from whom we derive no income and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have provided and expect to continue to provide services at our multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that any services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or taxable REIT subsidiaries.

        We may in the future acquire equity interests in additional taxable REIT subsidiaries, which do not qualify as real estate assets under the REIT rules. Gain from a sale or other taxable disposition of these interests will qualify under the 95% income test, but not the 75% income test. Our need to satisfy the asset tests and the 75% income test may adversely affect the time at which we choose to sell

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or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

        We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests.

        Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for two years (four years if a property was sold on or before July 30, 2008) and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income for such taxable year described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If we are not entitled to relief under these provisions, we will fail to qualify as a REIT. As discussed under "—Taxation of AvalonBay as a REIT," even if these relief provisions apply, we would be subject to tax to the extent we fail to meet the REIT gross income tests.

        Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

  (1)
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include, for this purpose, stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of our shares or a public offering of our debt with a term of five years or more;

  (2)
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  (3)
  except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS or other securities that qualify as "real estate assets" for purposes of the test described in clause (1): the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; we may not own securities possessing more than 10% of the voting power of any one issuer's outstanding securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

  (4)
  not more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

10

        Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

        We believe that we have complied with the applicable asset tests with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests (other than the 10% voting limitation) at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.

        Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (1) the failure is due to a violation of the 5% or 10% asset tests and is de minimis (for this purpose, a de minimis failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (2) the failure is due to a violation of any of the asset tests (other than de minimis violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations.

        Foreclosure Property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum

11

corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

        Hedging Transactions and Foreign Currency Gains.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests, provided that the hedging transaction is entered into after July 30, 2008 (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

        Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset when we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income under Treasury regulations. See "—Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

        Generally, we anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.

12

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute (and are not deemed to have distributed, as described below) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

        We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

        Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

        Failure of AvalonBay to Qualify as a REIT.    If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will avoid disqualification as a REIT if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Holders

        Stated Interest and Market Discount.    U.S. Holders will be required to include stated interest on the notes in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. This discussion assumes that the notes were not issued with original issue discount.

        Purchasers of notes should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a holder of a debt instrument having a fixed maturity date more than one year from the date of issue purchases it at a market discount and subsequently recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain (or appreciation in the case of a gift), and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's

13

stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer the deduction of a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A U.S. Holder of notes acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or other disposition of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

        Amortizable bond premium.    Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

        Disposition.    In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the notes. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received (other than amounts attributable to the payment of accrued interest not previously included in income, which amounts will be taxable as ordinary interest income) and (b) the U.S. Holder's adjusted tax basis in the notes (generally, the U.S. Holder's acquisition cost increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted with respect to the notes). However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the notes had been held for more than one year. The deductibility of capital losses is subject to certain limitations.

        Medicare Tax on Unearned Income.    Under recently-enacted U.S. federal income tax legislation, for taxable years beginning after December 31, 2012, a U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her "net investment income" for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include interest on the notes and gain from the sale of the notes. If you are a U.S. investor that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our notes.

14

Taxation of Non-U.S. Holders

        The rules governing the U.S. federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws, as well as tax treaties, on their investment in the notes.

        Payments of principal and interest on a note beneficially owned by a non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided, in the case of interest:

  (1)
  each of the following conditions is met:

  (i)
  the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (ii)
  the non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us;

  (iii)
  the non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code; and

  (iv)
  the non-U.S. Holder either (x) provides an IRS Form W-8BEN certifying to the person otherwise required to withhold U.S. federal income tax from such interest that the non-U.S. Holder is not a U.S. Holder and provides the non-U.S. Holder's name and address, or (y) the certification procedures set forth in Treasury Regulations Section 1.871-14(c)(2) are otherwise satisfied; or

  (2)
  the non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. federal withholding tax and the non-U.S. Holder or the non-U.S. Holder's agent provides an IRS Form W-8BEN claiming the exemption; or

  (3)
  the non-U.S. Holder conducts a trade or business in the United States to which the interest is effectively connected and the non-U.S. Holder or the non-U.S. Holder's agent provides an IRS Form W-8ECI;

and further provided that in each case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold U.S. federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge or reason to know that the certification or any statement on the IRS Form is false.

        A non-U.S. Holder will not be subject to U.S. federal income and withholding taxes on any gain realized, including market discount, on the sale, exchange or other disposition of a note unless the gain is effectively connected with a trade or business conducted by such non-U.S. Holder in the United States or, in the case of an individual, such non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If a non-U.S. Holder engages in a trade or business in the United States, and if interest on the note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. Holder of such trade or business, the non-U.S. Holder will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, if a non-U.S. Holder is a corporation for U.S. federal income tax purposes, such non-U.S. Holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the non-U.S. Holder's effectively connected earnings and profits if such interest or

15

gain, as the case may be, is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States.

        A non-U.S. Holder should be aware that if he, she or it does not properly provide the required IRS Form, or if the IRS Form (or, if permissible, a copy of such form) is not properly transmitted to and received by the U.S. person otherwise required to withhold U.S. federal income tax, interest on the note may be subject to U.S. withholding tax at a 30% rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against the non-U.S. Holder's U.S. federal income tax.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments on a note (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase or other disposition of a note) to a U.S. Holder, unless an exception applies. Further, payments on our notes will be subject to backup withholding tax at the current rate of 28% (scheduled to increase to 31% as of January 1, 2011) if:

  •
  the payee fails to furnish its taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  •
  the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  •
  in the case of interest, there has been a notified payee under-reporting described in Section 3406(c) of the Code; or

  •
  in the case of interest, there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some U.S. Holders, including corporations, are exempt from backup withholding.

        Information reporting requirements and backup withholding generally will not apply to note payments made to a non-U.S. Holder if the applicable IRS Form W-8 described above is duly provided by such holder, unless the withholding agent has actual knowledge or reason to know that the holder is a U.S. person. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations). However, if such broker is a U.S. person, is a controlled foreign corporation within the meaning of the Code, or derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, the information reporting requirements generally will apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and, possibly, backup withholding requirements unless the beneficial owner of the note provides the applicable IRS Form W-8 described above and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

16

Prospectus Supplement
(To Prospectus dated March 2, 2009)

$1,500,000,000

Medium-Term Notes
Due nine months or more from date of issue

AvalonBay Communities, Inc.

The Company: AvalonBay Communities, Inc. Our executive offices are located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314 and our telephone number is (703) 329-6300.

Terms: We plan to offer and sell medium-term notes from time to time, in various amounts. The medium-term notes will have various terms, including the following:

  •
  Ranking as senior unsecured indebtedness of AvalonBay

  •
  Stated maturities of nine months or more from date of issue

  •
  Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of AvalonBay or noteholders

  •
  Payments in U.S. dollars or one or more foreign currencies

  •
  Minimum denominations of $1,000 or other specified denominations for foreign currencies

  •
  Book-entry, through The Depository Trust Company, or certificated form

  •
  Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more indices plus or minus a spread and/or multiplied by a spread multiplier.

  •
  Interest payments on fixed rate notes as specified in a pricing supplement and on the maturity date

  •
  Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

        We will specify the final terms for each medium-term note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

        Investing in the notes involves risks. See "Risk Factors" beginning on Page S-1.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public	Agents' discounts and commissions	Proceeds to AvalonBay
Per Note	100%	0.125% – 0.750%	99.875% – 99.250%
Total	$1,500,000,000	$1,875,000 – $11,250,000	$1,498,125,000 – $1,488,750,000

        We are offering the medium-term notes on a continuous basis to or through the agents listed below acting as agents or principals using their reasonable efforts on our behalf. AvalonBay reserves the right to cancel or modify this offer without notice. AvalonBay or an agent, if the agent solicits the offer on an agency basis, may reject any offer to purchase notes in whole or in part. See "Supplemental Plan of Distribution."

BofA Merrill Lynch
Citi
J.P. Morgan
Morgan Stanley
Wells Fargo Securities

The date of this prospectus supplement is September 8, 2009

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell these medium-term notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

        References in this prospectus supplement to "AvalonBay," "the Company," "our company," "we," "us," or "our" or similar expressions in this prospectus supplement refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

(i)

Risk Factors

        Before you invest in the medium-term notes, you should carefully consider the risks described below as well as other information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement and the documents incorporated or deemed incorporated by reference herein or therein.

Notes indexed to interest rates, currencies or other indices or formulas have inherent risks not associated with a conventional debt security.

        If you invest in notes indexed to one or more interest rates, currencies or composite currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of these indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.

There may not be any trading market for your notes.

        We cannot assure you that a trading market for your notes will be maintained or ever develop. Many factors independent of our creditworthiness may affect the trading market of your notes and the value of the applicable index or indices, or formula or formulas. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the notes;

  •
  the possibility that each index or formula may be subject to significant changes;

  •
  the method of calculating the principal, premium and interest in respect of the notes;

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the redemption features of the notes;

  •
  the amount of other securities linked to the index or formula applicable to the notes; and

  •
  the level, direction and volatility of market interest rates generally.

        Finally, because some notes may be designed for specific investment objectives or strategies, those notes will have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for these notes, your anticipated yield, or your ability to sell the notes at all. You should not purchase any of these notes unless you understand and know that you can bear the related investment risks.

Redemption may adversely affect your return on the notes.

        If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may be required to reinvest redemption proceeds at a time that is not chosen by you and generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.

Repayment procedures may limit your ability to obtain repayment of the notes.

        Your notes may be repayable at your option if specified in the pricing supplement relating to the notes. If your notes are repayable at your option under specific circumstances, you will be required to follow specified procedures. Among these procedures is a requirement that the holder must provide the Trustee with the required documentation at least 30 days and no more than 60 days prior to the repayment date. If the note is a global note, there may be additional notice deadlines imposed by DTC or any broker or other intermediary through which the notes are held. Accordingly, these repayment procedures may limit your ability to obtain repayment of the notes on an expedited basis, and your failure to comply with the repayment procedures may adversely affect your ability to obtain repayment of your notes.

The credit ratings assigned to our notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to our medium-term notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Recently, rating agencies have been criticized for not adequately reflecting risk associated with certain securities in their ratings. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of your notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.

Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes.

        An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. These risks include:

  •
  the possibility of significant changes in the exchange rate between the United States dollar and the applicable foreign currency or composite currency; and

  •
  the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.

        These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified.

        In recent years, exchange rates between the United States dollar and foreign currencies or composite currencies have been volatile and this volatility may continue or increase in the future. Fluctuations between currencies that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a foreign currency note is payable against the United States dollar would result in a decrease:

  •
  in the United States dollar-equivalent yield of the foreign currency note;

  •
  in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date of the foreign currency note; and

  •
  in the United States dollar-equivalent market value of the foreign currency note.

        In addition, government and monetary authorities may impose or revise exchange controls. These controls could affect exchange rates and the availability of the foreign currency or composite currency in which payments on the notes may be made. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment due on a foreign currency note is to be made will not be available on the required payment date due to other circumstances beyond our control. In these cases, we may satisfy our obligations in respect of the foreign currency note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes—Availability of Specified Currency."

About This Prospectus Supplement; Pricing Supplements

        We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer the notes from time to time. The total initial public offering price of the notes that we may offer by use of this prospectus supplement is $1,500,000,000 (or the equivalent in one or more foreign currencies).

        This prospectus supplement sets forth some of the terms of the notes that we may offer. It supplements the description of our debt securities that is contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

        Each time we issue notes under this prospectus supplement, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede the information in this prospectus supplement.

        It is important for you to read and carefully consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" in the attached prospectus.

Description of the Notes

        We will issue the notes as a series of debt securities, which refers to all debt securities including the notes, issued and issuable under the Indenture. When we refer to the Indenture, we are referring collectively to an original Indenture dated as of January 16, 1998, referred to as the Original Indenture, a First Supplemental Indenture, dated as of January 20, 1998, a Second Supplemental Indenture, dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, and a Fourth Supplemental Indenture, dated as of September 18, 2006, each between AvalonBay and The Bank of New York Mellon Trust Company, N.A. (as successor trustee), the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The following summary of the notes and the Indenture is not complete. You should read the actual provisions of the notes and the Indenture, which we have filed as exhibits to the documents we have filed with the Securities and Exchange Commission. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The following description of the particular terms of the notes offered, referred to in the accompanying prospectus as the senior securities, supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior securities set forth in the prospectus, to which description reference is made.

        The following description of the notes applies to each note offered under this prospectus supplement unless otherwise specified in the applicable pricing supplement.

General

        All of our debt securities, including the notes, will be unsecured obligations of AvalonBay and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to mortgages and other secured indebtedness of AvalonBay, which encumber the assets of AvalonBay, and to indebtedness and other liabilities of subsidiaries of AvalonBay. Accordingly, we must satisfy these mortgages and other secured indebtedness in full before holders of the notes may realize any value from encumbered or indirectly-held properties. In addition, we will repay the notes solely from the assets of AvalonBay and, therefore, holders of the notes will not have recourse against any director, officer or stockholder of AvalonBay for repayment of the notes.

        The Indenture does not limit the aggregate amount of debt securities that we may issue. As a result, we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may also, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the Indenture in addition to the $1,500,000,000 aggregate initial offering price of the notes offered by this prospectus supplement.

        The notes are currently limited to up to $1,500,000,000 aggregate initial offering price, or the equivalent in one or more foreign or composite currencies. Interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue notes that do not bear any interest currently or that bear interest at a below market rate.

        Each note will mature on any day nine months or more from its date of issue, as specified in the applicable pricing supplement, unless the principal or any installment of principal becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise.

        Unless we otherwise specify in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest." The currency or composite currency in which a note is denominated, whether in United States dollars or otherwise, is referred to in this prospectus supplement as the Specified Currency.

        You will be required to pay for the notes in the applicable Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa. In general, commercial banks do not offer non-United States dollar checking or savings account facilities in the United States. Each agent may be prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable you to pay for the related foreign currency note, provided that you make a request to the agent on or prior to the fifth Business Day, as defined below, preceding the date of delivery of the foreign currency note, or by any other day as determined by the agent. An agent will make each conversion on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        Interest rates offered by us with respect to the notes may differ depending upon the aggregate principal amount of notes purchased in any single transaction. Interest rates or formulas and other terms of the notes are subject to change by AvalonBay, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

        We will issue each note in fully registered form as a book-entry note represented by one or more global securities or a certificated note. The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement.

        We will make payments of principal of, and premium, if any, and interest on, book-entry notes through the Trustee to The Depository Trust Company, referred to as DTC. See "Description of the Notes—DTC's procedures."

        In the case of certificated notes, we will make payments of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by:

  •
  the declaration of acceleration;

  •
  notice of redemption at the option of AvalonBay; or

  •
  notice of the holder's option to elect repayment or otherwise in immediately available funds upon their presentation and surrender, or, in the case of any repayment on an optional repayment date, upon their presentation and surrender and a duly completed election form in accordance with the provisions described below, at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286. We will make payments of interest due on the maturity date of each certificated note to the person to whom payment of the principal and premium, if any, shall be made. We will make payments of interest due, if any, on each certificated note on any interest payment date, other than the maturity date, at the office or agency referred to above maintained by AvalonBay for this purpose or, at the option of AvalonBay, by check mailed to the address of the holder that is entitled as that address appears in the Security Register of AvalonBay.

        However, a registered holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent in the Specified Currency) or more in aggregate principal amount of notes, whether having identical or different terms and provisions, will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if the holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to that interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the registered holder. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency is other than United States dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency, or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System is open; provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day, as defined below.

        "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

        "Principal Financial Center" means, (i) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or (ii) the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

        Book-entry notes may be transferred or exchanged only through DTC. See "Description of the Notes—Book-entry notes—Description of the global notes" and "—DTC's procedures." Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York. No service charge will be imposed for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed other than exchanges in accordance with the Indenture not involving any transfer.

Reopening of issue

        We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series with the previously issued notes.

Redemptions at the option of AvalonBay

        The notes will not be subject to, or entitled to the benefit of, any sinking fund. We may redeem the notes at our option before their stated maturity only if an initial redemption date is specified in the notes and in the pricing supplement. If indicated in the pricing supplement, we may redeem the notes at our option on any date on or after the initial redemption date. On or after the initial redemption date, if any, we may at our option redeem the related note at any time in whole, or from time to time in part, at the redemption price together with unpaid interest on the principal of the note payable to the redemption date. We must give written notice to registered holders of the notes to be redeemed not more than 60 nor less than 30 days before the redemption date. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. The redemption price with respect to a note will initially be the initial redemption percentage of the principal amount of the note to be redeemed specified in the pricing supplement multiplied by the unpaid principal amount to be redeemed. This initial redemption percentage, if any, shall decline at each anniversary of the initial redemption date by a percentage, specified in the pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount. For a discussion of the redemption of original issue discount notes, see "—Original issue discount notes."

Repayment at the option of the holder

        The pricing supplement will indicate if the notes are repayable at the option of their registered holders on a date specified prior to the notes' maturity date and, unless otherwise specified in the pricing supplement, these notes will be repayable at a price equal to 100% of their principal amount, together with unpaid interest accrued to the date of repayment.

        In order for a note to be repaid, the Trustee must receive, at least 30 days but not more than 60 days, prior to the repayment date, either:

  (1)
  in the case of a certificated note, the note with a completed "Option to Elect Repayment" form, which is located on the reverse side of the note; or

  (2)
  a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc., referred to as FINRA, a commercial bank or a trust company in the United States which sets forth the following:

  (A)
  the name of the registered holder of the note,

  •
  the principal amount of the note,

  •
  the principal amount of the note to be repaid, and

      •
      the certificate number or a description of the terms of the note;

    (B)
    a statement that the option to elect repayment is being exercised; and

    (C)
    a guarantee that the note to be repaid, together with the completed "Option to Elect Repayment" form, will be received by the Trustee not later than the fifth Business Day after the date of the telegram, telex, facsimile or letter. This election by the holder of the note will only be effective if the note and completed form are received by the Trustee or its designated agent by this time.

        The exercise of the repayment option by the holder of a note will be irrevocable. The holder of a note may exercise the repayment option for less than the entire principal amount of the note. However, the principal amount of the note remaining outstanding after repayment must be in an authorized denomination.

        If a note is represented by a global note, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise the right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct participant or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a note in order to determine the deadline by which an instruction must be given in order for notice to be delivered to DTC on time. Please see, "Description of the Notes—DTC procedures."

        If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, referred to as the Exchange Act, and any other securities laws or regulations in connection with any repayment.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Interest

        Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or in accordance with the interest rate formula, in the case of a floating rate note, until its principal is paid or made available for payment. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment, or from and including the date of issue, if no interest has been paid or made available for payment with respect to the applicable note, to but excluding the applicable interest payment date or the maturity date, each referred to as an Interest Period.

        Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date, which is the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date, and the related interest payment date will be made on the interest payment date immediately following the next record date to the holder as of the next record date.

        Fixed rate notes.    Interest on fixed rate notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement and on the maturity date. Each fixed rate note will bear interest from the date of issue at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the related payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the maturity date, as the case may be.

        Floating rate notes.    Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Eleventh District Cost of Funds Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate, or

  •
  any other interest rate basis or interest rate formula that is specified in the pricing supplement.

        Each pricing supplement will specify the terms of the floating rate note being offered, including:

  •
  whether the floating rate note is:

  (1)
  a Regular Floating Rate Note,

  (2)
  a Floating Rate/Fixed Rate Note, or

  (3)
  an Inverse Floating Rate Note,

  •
  the fixed rate commencement date, if applicable,

  •
  the fixed interest rate, if applicable,

  •
  the interest rate basis or bases,

  •
  the interest rate in effect from the date of issue until the date on which this interest rate on the related floating rate note will be reset,

  •
  the date on which the interest rate on the related floating rate note will be reset,

  •
  the interest payment period and dates,

  •
  the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated, referred to as the Index Maturity,

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, if any,

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period, if any,

  •
  the number of basis points to be added to or subtracted from the related interest rate basis or bases, referred to as the Spread,

  •
  the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate, referred to as the Spread Multiplier,

  •
  if one or more of the specified interest rate bases is LIBOR, the Index Currency and the Designated LIBOR Page, and

  •
  if one or more of the specified interest rate bases is the CMT Rate, the Designated CMT Moneyline Telerate Page and Designated CMT Maturity Index.

        The interest rate borne by the floating rate notes will be determined as follows:

        Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached or as having "Other/Additional Provisions" apply relating to a different interest rate formula, it will be a Regular Floating Rate Note and, except as described below or in a pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a Floating Rate/Fixed Rate Note, then, except as described below or in a pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate, and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the fixed interest rate, if the rate is specified in the pricing supplement, or if no fixed interest rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

        Inverse Floating Rate Notes.    If a floating rate note is designated as an Inverse Floating Rate Note, it will bear interest at the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the Inverse Floating Rate Note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on the Inverse Floating Rate Note is payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Each interest rate basis shall be the rate determined in accordance with the provisions below. The interest rate in effect on each day will be:

  •
  if the day is an interest reset date, the interest rate determined as of the interest determination date, as defined below, immediately preceding the interest reset date, or

  •
  if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

        Interest reset dates.    The pricing supplement will specify whether the interest rate on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or any other basis (each referred to in this prospectus supplement as an interest reset period), and the dates on which the interest rate on the related floating rate note will be reset (each referred to in this prospectus supplement as an interest reset date). The interest reset date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes where the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset floating rate notes where the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the pricing supplement; and

  •
  annually—the third Wednesday of the month specified in the pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the date on which interest on a fixed rate basis begins to accrue.

        If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, then the interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

        Maximum and minimum interest rates.    A floating rate note may have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, referred to as a maximum interest rate, and

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period, referred to as a minimum interest rate.

        The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York. In addition to any maximum interest rate that may apply to any floating rate note, the interest rate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Interest payments.    Each pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the floating rate note until the principal of the note is paid or otherwise made available for payment. Except as provided below or in the pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the pricing supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months of each year specified in the pricing supplement;

  •
  annually—the third Wednesday of the month of each year specified in the pricing supplement; and

  •
  at the maturity date.

        If any interest payment date for any floating rate note, other than an interest payment date at maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

        All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent, or in the case of a foreign currency or composite currency to the nearest unit, with one-half cent or unit being rounded upwards.

        With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

  •
  In the case of floating rate notes for which the interest rate basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of floating rate notes for which the interest rate basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

  •
  In the case of floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable interest rate bases specified in the pricing supplement applied.

        Interest determination dates.    The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be determined by the calculation agent and calculated on or prior to the calculation date, as specified below, except with respect to LIBOR and the Eleventh District Costs of Funds Rate, which will be calculated on the interest determination date.

  •
  The interest determination date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding each interest reset date for the related note.

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  The interest determination date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

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  The interest determination date with respect to LIBOR will be the second London Banking Day immediately preceding each interest reset date, unless the Index Currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date.

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  The interest determination date with respect to the Treasury Rate will be the day in the week in which the related interest reset date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday and if an auction is held on the Friday of the week preceding the related interest reset date, the related interest determination date will be the preceding Friday.

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  If the interest rate of a note is determined with reference to two or more interest rate bases, then the interest determination date for the note will be the most recent Business Day, which is at least two Business Days prior to the applicable interest reset date on which each interest rate basis is determinable.

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  The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the interest reset date for the floating rate note on which each interest rate basis is determinable.

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  Each interest rate basis will be determined accordingly, and the applicable interest rate will commence on the applicable interest reset date.

        Calculation date.    Unless otherwise specified in the applicable pricing supplement, the Trustee will be the calculation agent with respect to any floating rate note. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to that floating rate note, unless otherwise provided in the pricing supplement. The calculation date, if applicable, pertaining to any interest determination date will be the earlier of:

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  the tenth calendar day after the interest determination date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

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  the Business Day immediately preceding the interest payment date or maturity, as the case may be.

        The calculation agent will determine each interest rate basis in accordance with the following provisions, unless otherwise specified by a pricing supplement:

        CD Rate.    "CD Rate" means:

        (1)   the rate on the particular interest determination date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption "CDs (secondary market)", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States dollar money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

        (4)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

        CMT Rate.    "CMT Rate" means:

        (1)   if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace the specified page on that service, referred to as Telerate Page 7051, for the particular interest determination date, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the rate on the particular interest determination date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates, each referred to as a Reference Dealer, selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

        (2)   if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace the specified page on that service, referred to as, Telerate Page 7052, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

        Commercial Paper Rate.    "Commercial Paper Rate" means:

        (1)   the Money Market Yield, as defined below, on the particular interest determination date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

        (4)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

        "Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

        Eleventh District Cost of Funds Rate.    "Eleventh District Cost of Funds Rate" means:

        (1)   the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058, or any other page as may replace the specified page on that service, referred to as Telerate Page 7058, as of 11:00 A.M., San Francisco time, on that interest determination date, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, referred to as the Index, by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, or

        (3)   if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

        Federal Funds Rate.    "Federal Funds Rate" means:

        (1)   the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate, or any successor service, on page 120, or any other page as may replace the specified page on that service, referred to as Telerate Page 120, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date, or

        (4)   if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

        LIBOR.    "LIBOR" means:

        (1)   if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular interest determination date, or

        (2)   if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date, or

        (3)   if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (4)   if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (5)   if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

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  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

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  if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

        Prime Rate.    "Prime Rate" means:

        (1)   the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date, or

        (4)   if fewer than four rates referred to in clause (3) are published by 3:00 p.m., New York City time, on the related calculation date, the rate on the interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

        (5)   if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page, or any other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

        Treasury Rate.    "Treasury Rate" means:

        (1)   the rate from the auction held on the interest determination date, referred to as the Auction, of direct obligations of the United States, or Treasury Bills, having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56, or any other page as may replace that page on that service, referred to as Telerate Page 56, or page 57, or any other page as may replace that page on that service, referred to as Telerate Page 57, or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

        (4)   if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (5)   if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (6)   if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

        (7)   if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

        "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other provisions; addenda

        Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the notes, may be modified by the terms as specified under "Other/Additional Provisions" on the face of the notes or in an addendum relating to the notes, if specified on the face of the notes, and in the pricing supplement.

Amortizing Notes

        We may offer amortizing notes. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on that amortizing note and then to the reduction of its unpaid principal amount. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the pricing supplement, including a table setting forth repayment information in respect of each amortizing note.

Original issue discount notes

        We may offer notes from time to time that have an issue price that is less than 100% of their principal amount, referred to as discount notes. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and 100% of the principal amount is referred to as the discount. In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

        (1)   the issue price, increased by any accruals of discount, and, in the event of any redemption of the discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, specified in the applicable pricing supplement; plus

        (2)   any unpaid interest on the discount note accrued from the date of issue to the date of the redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, the discount will accrue using a constant yield method:

  •
  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the period from the date of issue to the initial interest payment date for a discount note, referred to as the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of the discount note will not be accelerated.

  •
  If the initial period is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.

  •
  If the initial period is longer than the compounding period, then this period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

        The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, referred to as the Code, discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

Indexed notes

        We may issue notes with the amount of principal, premium and/or interest payable to be determined with reference:

  •
  to the price or prices of specified commodities or stocks;

  •
  to the exchange rate of one or more designated currencies, including a composite currency, relative to an indexed currency; or

  •
  to any other price(s) or exchange rate(s), as specified in the applicable pricing supplement.

        We refer to these types of notes in this prospectus supplement as indexed notes.

        Holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, particular historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See also "Risk Factors."

Book-entry notes

        AvalonBay has established a depository arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Description of the global notes

        Upon issuance, all book-entry notes having the same date of issue, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC registered in the name of DTC or a nominee of DTC. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC or a nominee of the successor.

        So long as DTC, or its nominee, is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, beneficial owners of a global note will not be entitled to have the notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. AvalonBay understands that under existing industry practices, in the event that AvalonBay requests any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. The laws of some states may require that purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

        Each global note will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000, only if:

        (a)   DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by AvalonBay within 90 days,

        (b)   AvalonBay executes and delivers to the Trustee a company order to the effect that the global notes shall be exchangeable, or

        (c)   an Event of Default has occurred and is continuing with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by the global note advise DTC to stop acting as the depository.

        The certificated notes will be registered in the name or names as DTC instructs the Trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

DTC's procedures

        The following is based on information furnished by DTC:

        DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global note will be issued for each issue of book-entry notes, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of the issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered in accordance with the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and The NASDAQ Stock Market, Inc. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC's participants are on file with the SEC.

        Purchases of book-entry notes under DTC's system must be made by or through direct participants, which will receive a credit for those book-entry notes on DTC's records. The ownership interest of each actual purchaser of each book-entry note represented by a global note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of book-entry notes will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global note representing book-entry notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global note representing book-entry notes will not receive notes in certificated form representing their ownership interests in those notes, except in the event that use of the book-entry system for the book-entry notes is discontinued.

        To facilitate subsequent transfers, all global notes representing book-entry notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co., or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes representing the book-entry notes. DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the book-entry notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to AvalonBay as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants (identified in a listing attached to the omnibus proxy) to whose accounts the book-entry notes are credited on the applicable record date.

        AvalonBay will make principal and any premium and interest payments on the global notes representing the book-entry notes in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from AvalonBay or the Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of DTC, the Trustee or AvalonBay, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and any premium and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of AvalonBay or the Trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

        If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within the same issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice to elect to have its book-entry notes repaid by AvalonBay, through its participant, to the Trustee, and will effect delivery of the applicable book-entry notes by causing the direct participant to transfer the participant's interest in the global note representing the book-entry notes, on DTC's records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing the book-entry notes are transferred by direct participants on DTC's records and followed by book-entry credit of such repaid book-entry notes to the Trustee.

        DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to AvalonBay or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

        AvalonBay may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that AvalonBay believes to be reliable, but AvalonBay takes no responsibility for the accuracy of the information.

Covenants of AvalonBay

        Limitations on incurrence of indebtedness.    We will not, and will not permit any Subsidiary, as defined below, to, incur any Indebtedness, as defined below, if immediately after giving effect to the incurrence of any additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis, determined in accordance with GAAP is greater than 65% of the sum of, without duplication:

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  the Total Assets, as defined below, of us and our Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if this filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of this additional Indebtedness; and

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  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that these proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

        In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance, as defined below, upon any of the property of AvalonBay or any Subsidiary if, immediately after giving effect to the incurrence of this additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of AvalonBay or any Subsidiary is greater than 40% of the sum of, without duplication:

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  the Total Assets of AvalonBay and its Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, most recently filed with the SEC, or, if that filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of that additional Indebtedness; and

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  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

        AvalonBay and its Subsidiaries may not at any time, own Total Unencumbered Assets, as defined below, equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis.

        In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service, as defined below, to the Annual Service Charge, as defined below, for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect to it and to the application of its proceeds, and calculated on the assumption that:

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  this Indebtedness and any other Indebtedness incurred by AvalonBay and its Subsidiaries since the first day of that four-quarter period and the application of its proceeds, including to refinance other Indebtedness, had occurred at the beginning of that period;

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  the repayment or retirement of any other Indebtedness by AvalonBay and its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period, except that, in making this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of the Indebtedness during that period;

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  in the case of Acquired Indebtedness, as defined below, or Indebtedness incurred in connection with any acquisition since that first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in this pro forma calculation; and

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  in the case of any acquisition or disposition by AvalonBay or its Subsidiaries, of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, this acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in this pro forma calculation.

        As used in this prospectus supplement and in the Indenture:

        "Acquired Indebtedness" means Indebtedness of a Person:

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  existing at the time this Person becomes a Subsidiary, or

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  assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that Person becoming a Subsidiary or any acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period means the maximum amount which is payable during any period for interest on, and original issue discount of, Indebtedness of AvalonBay and its Subsidiaries and the amount of dividends which are payable during that period in respect of any Disqualified Stock, as defined below.

        "Capital Stock" means, with respect to any Person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of any Person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations, as defined below, of AvalonBay and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

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  interest on Indebtedness of AvalonBay and its Subsidiaries,

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  provision for taxes of AvalonBay and its Subsidiaries based on income,

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  amortization of debt discount and other deferred financing costs,

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  provisions for gains and losses on properties and property depreciation and amortization,

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  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for that period, and

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  amortization of deferred charges.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of that Person which by the terms of that Capital Stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

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  matures or is mandatorily redeemable, other than Capital Stock which is redeemable solely in exchange for common stock,

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  is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, or

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  is redeemable at the option of its holder, in whole or in part, other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock, in each case on or prior to the Stated Maturity of the notes.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of AvalonBay and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

        "Indebtedness" of AvalonBay or any Subsidiary means, without duplication, any indebtedness of AvalonBay or any Subsidiary, whether or not contingent, in respect of:

        (1)   borrowed money or evidenced by bonds, notes, debentures or similar instruments,

        (2)   indebtedness for borrowed money secured by any Encumbrance existing on property owned by AvalonBay or any Subsidiary,

        (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of AvalonBay or any Subsidiary otherwise reflected as Indebtedness under the Indenture, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

        (4)   the principal amount of all obligations of AvalonBay or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock,

        (5)   any lease of property by AvalonBay or any Subsidiary as lessee which is reflected on AvalonBay's consolidated balance sheet as a capitalized lease in accordance with GAAP, or

        (6)   interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (1) through (3) above, that any of these items, other than letters of credit, would appear as a liability on AvalonBay's consolidated balance sheet in accordance with GAAP, and also includes, any obligation by AvalonBay or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of another person. However, it is understood that Indebtedness shall be deemed to be incurred by AvalonBay or any Subsidiary whenever AvalonBay or any Subsidiary shall create, assume, guarantee or otherwise become liable for any Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any of these entities.

        "Significant Subsidiary" means any subsidiary which is a "Significant Subsidiary," as defined in Article I, Rule 1-02 of Regulation S-X, under the Securities Act, of AvalonBay.

        "Stated Maturity" means, when used with respect to a note or any installment of principal or interest on that note, the date specified on the note as the fixed date on which the principal of that note or installments of principal or interest on that note is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of the voting power of the Voting Equity Securities or the outstanding equity interests are owned, directly or indirectly, by that Person. For the purposes of this definition, Voting Equity Securities means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has this voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of the Undepreciated Real Estate Assets, as defined below, and all other assets of AvalonBay and its Subsidiaries determined in accordance with GAAP, but excluding accounts receivable and intangibles.

        "Total Unencumbered Assets" means the sum of those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and all other assets of AvalonBay and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP, but excluding accounts receivable and intangibles.

        "Undepreciated Real Estate Assets" as of any date means the cost, original cost plus capital improvements, of real estate assets of AvalonBay and its Subsidiaries on any date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of AvalonBay or any Subsidiary.

        See "Description of the Debt Securities—Covenants" in the accompanying prospectus for a description of additional covenants applicable to AvalonBay.

Merger, consolidation or transfer of assets

        AvalonBay may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

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  either AvalonBay will be the continuing entity, or the successor entity, if other than AvalonBay, formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets is organized under the laws of any domestic jurisdiction and assumes AvalonBay's obligations to pay principal of, and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;

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  immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of AvalonBay or any Subsidiary as a result of the transaction as having been incurred by AvalonBay or any Subsidiary at the time of this transaction, no Event of Default, as provided by the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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  an officers' certificate and legal opinion covering these conditions shall be delivered to the Trustee.

Events of Default, notice and waiver

        Each of the following is an Event of Default, as provided by the Indenture, with respect to the notes, regardless of the reason for its occurrence:

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  default in the payment of any interest on any note when the interest becomes due and payable, and continuance of the default for 30 days;

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  default in the payment of principal of, or any premium or other amount which may be required to be paid in connection with any optional redemption or accelerated payment on any note, when due;

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  default in the performance or breach of any covenant or warranty, of AvalonBay contained in the Indenture for the benefit of the notes or in the notes, and the continuance of the default or breach for 60 days after written notice has been given;

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  any default with respect to any Indebtedness of AvalonBay or any of its Subsidiaries, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, which results in the acceleration of at least $10,000,000 of Indebtedness, whether the Indebtedness now exists or shall be subsequently created in principal amount being accelerated, unless the acceleration is rescinded or annulled within 10 days after written notice has been given; provided, however, that a default on Indebtedness which constitutes a tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for that Indebtedness to honor a demand for payment on a letter of credit will not constitute an Event of Default; and

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  any bankruptcy, insolvency or reorganization of AvalonBay or any of its Significant Subsidiaries.

        See "Description of the Debt Securities—Events of Default, notice and waiver" in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

Discharge, defeasance and covenant defeasance

        The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance, which are described under "Description of Debt Securities—Discharge, defeasance and covenant defeasance" in the accompanying prospectus, will apply to the notes. Each of the covenants described under "Description of the Notes—Covenants of AvalonBay" in this prospectus supplement and "Description of Debt Securities—Covenants" in the accompanying prospectus will be subject to covenant defeasance.

No personal liability or recourse

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the notes, or because of any indebtedness evidenced by these documents, shall be had against any past, present or future stockholder, employee, officer or director of AvalonBay or any successor, either directly or through AvalonBay or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of notes waives and releases all of this liability by accepting the notes. The waiver and release are part of the consideration for the issue of the notes.

Special Provisions Relating to Foreign Currency Notes

General

        Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is incomplete. AvalonBay and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these matters. See "Risk Factors—Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes."

Payment of principal, premium and interest

        Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on a foreign currency note in the applicable Specified Currency, or, if this Specified Currency is not at the time of the payment legal tender for the payment of public and private debts, in any other coin or currency of the country which issued the Specified Currency which is at the time of the payment is legal tender for the payment of the debts. Any amounts payable by AvalonBay in the Specified Currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to holders. However, the holder of a foreign currency note may elect to receive any amounts in the Specified Currency.

        Any United States dollar amount to be received by a holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers, one of whom may be the exchange rate agent, selected by the exchange rate agent and approved by AvalonBay for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on the payment date, in the aggregate amount of the Specified Currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the foreign currency notes by deductions from these payments. If three bid quotations are not available, payments will be made in the Specified Currency.

        A holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on the foreign currency note in the Specified Currency by submitting a written request for this payment to AvalonBay at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. This written request may be mailed or hand delivered or sent by cable, telex, or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of the principal, premium, if any, and/or interest and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact the broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

        We will make payments of the principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in United States dollars in the manner specified with respect to notes denominated in United States dollars. See "Description of the Notes—General." We will make payments of interest on foreign currency notes which are to be made in the Specified Currency on an interest payment date other than the maturity date by check mailed to the address of the holders of the foreign currency notes, as they appear in the security register, subject to the right to receive an interest payments by wire transfer of immediately available funds under circumstances described under "Description of the Notes—General."

        We will make payments of principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by each holder, provided that the bank has the appropriate facilities and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make these payments in the funds in accordance with its normal procedures.

        Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a Global Note or securities representing book-entry notes payable in a Specified Currency other than United States dollars that elects to receive payments of principal, premium, if any, and/or interest in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. The participant must notify DTC of this election on or prior to the third Business Day after the record date or at least 12 calendar days prior to the maturity date and DTC will notify the Trustee of this election on, or prior to, the fifth Business Day after the record date, or at least ten calendar days prior to the maturity date. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to DTC, and by DTC to the Trustee, on or prior to the applicable dates, then the beneficial owner will receive payments in the applicable Specified Currency.

Availability of Specified Currency

        If the Specified Currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control we will be entitled to satisfy our obligations to the holder of the foreign currency note by making the payment in United States dollars on the basis of the Market Exchange Rate, as defined below, on the second Business Day prior to the payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

        The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by, or if not certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under these circumstances, where the required payment is in a Specified Currency other than United States dollars, will not constitute an Event of Default under the Indenture with respect to the notes.

        All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Governing law and judgments

        The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a non-United States currency, a state court in the State of New York rendering a judgment on an obligation would be required to render its judgment in the non-United States currency, and this judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The holders of these notes could be subject to exchange rate fluctuations occurring after the judgment is rendered. It is not certain, however, that a non-New York court would follow the same rules with respect to conversion.

United States Federal Income Tax Considerations

        The following is a summary of the material United States federal income tax considerations of the purchase, ownership and disposition of the notes, and it may not contain all the information that may be important to you. It deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code) and does not purport to deal with persons subject to special tax treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, persons that mark their securities to market for United States federal income tax purposes, pass-through entities or investors in such entities, persons holding notes as part of a hedge, conversion, straddle, or constructive sale transaction for United States federal income tax purposes, persons subject to the alternative minimum tax, or persons whose "functional currency," as defined in Section 985 of the Code, is not the United States dollar. It also does not deal with holders other than those who purchase the notes on original issuance at the initial offering price (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), except where otherwise specifically noted, and does not address state, local, non-U.S. or United States tax considerations other than income taxation. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction. It is possible that we could issue notes with certain features (such as conversion rights or contingent interest or payments denominated in a currency other than U.S. dollars) that could alter certain of the tax consequences to holders of such notes. The United States federal income tax consequences of such features, if any, would be considered in the applicable pricing supplement.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

        (1)   a citizen or resident, as defined in Code Section 7701(b), of the United States;

        (2)   a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

        (3)   an estate the income of which is subject to United States federal income tax regardless of its source; or

        (4)   a trust (i) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury Regulations to be treated as a United States person under the Code.

        As used in this prospectus supplement, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder, is not an entity organized under the laws of the United States or any of its political subdivisions, is not subject to special treatment under the Code and is not a partnership (including any entity treated as a partnership for United States federal income tax purposes). Special rules may apply to certain non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies," persons eligible for benefits under income tax treaties to which the United States is a party, and certain U.S. expatriates.

        If a partnership holds the notes, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring notes, you should consult your tax advisors.

        The information in this summary is based upon the current Code, applicable Treasury Regulations, the legislative history of the Code, the current administrative interpretations and practices of the Internal Revenue Service, including practices endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in United States federal income tax consequences different from those summarized below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of purchase, ownership and disposition of the notes on your individual tax situation, including any state, local or non-U.S. tax consequences.

U.S. Holders

        Payments of interest.    Stated interest on a note generally will be includable in income of a U.S. Holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. Holder's regular method of tax accounting.

        Original issue discount.    The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount, referred to as discount notes.

        For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price. A note is not issued with original issue discount if the note is a short-term security with a term of one year or less. If the excess of the stated redemption price at maturity of a note over its issue price does not equal or exceed a de minimis amount, generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date, then the original issue discount on such note shall be treated as zero. The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually over the entire term of the debt instrument at a single fixed rate. In addition, under Treasury Regulations governing original issue discount, referred to as the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note, for example, notes with teaser rates or interest holidays, and if the greater of either the resulting foregone interest on the note or any "true" discount on the note, for example, the excess of the note's stated principal amount over its issue price, equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

        Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time these payments are accrued or received, in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder of a discount note must include original issue discount in income as interest for United States federal income tax purposes as it accrues under a constant yield method, which can result in recognition of income before receipt of the cash payments attributable to this income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a discount note is the sum of the daily portions of original issue discount with respect to the discount note for each day during the taxable year, or portion of the taxable year, on which the U.S. Holder held the discount note. The "daily portion" of original issue discount on any discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

  •
  the product of the discount note's adjusted issue price at the beginning of the accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period, and

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The "adjusted issue price" of a discount note at the beginning of any accrual period is the sum of the issue price of the discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the discount note that were not qualified stated interest payments. If the interval between payments of qualified stated interest contains more than accrual period, such qualified stated interest must be allocated at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based upon their relative lengths. In addition, the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of original issue discount allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods , other than a final short accrual period, are of equal length. The amount of original issue discount allocable to the final accrual period is equal to the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period.

        Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. U.S. Holders of notes with a de minimis amount of original issue discount generally must include in income as capital gain an amount of each payment of stated principal received in respect of the notes equal to the product of the total de minimis amount of original issue discount of the notes and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the notes.

        A U.S. Holder who purchases a discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the discount note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which the U.S. Holder must include in its gross income with respect to the discount note for any taxable year, or portion thereof in which the U.S. Holder holds the discount note, will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

        Under the OID Regulations, floating rate notes and indexed notes, referred to as variable notes, are subject to special rules. A variable note will qualify as a "variable rate debt instrument" if:

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  its issue price does not exceed the total non-contingent principal payments due under the variable note by more than a specified de minimis amount, and

  •
  it provides for stated interest, paid or compounded at least annually, at current values of:

  •
  one or more qualified floating rates,

  •
  a single fixed rate and one or more qualified floating rates,

  •
  a single objective rate, or

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  a single fixed rate and a single objective rate that is a qualified inverse floating rate.

        A "qualified floating rate" is any variable rate where variations in the value of this rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, either by us or issuers in general, in the currency in which the variable note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable note, for example, two or more qualified floating rates with values within 25 basis points of each other as determined on the variable note's issue date, will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation, referred to as a cap, or a minimum numerical limitation, referred to as a floor, may, in some circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless this cap or floor is fixed throughout the term of the note or any of certain other conditions is satisfied. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer, or a related party, or that is unique to the circumstances of the issuer, or a related party, such as dividends, profits, or the value of the issuer's stock, although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer. A rate also will not qualify as an objective rate if it is reasonably expected that the average value of the rate during the first half of the term of the variable note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the variable note. Furthermore, a rate will only qualify as a qualified floating rate or an objective rate if the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a variable note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable note's issue date is intended to approximate the fixed rate, for example, the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

        If a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a variable note is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually, then all stated interest on the variable note will constitute qualified stated interest and will be taxed accordingly. Thus, a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the variable note is issued at a "true" discount, for example, at a price below the variable note's stated principal amount, in excess of the specified de minimis amount applicable generally to discount notes, discussed above. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on a variable note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

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  in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

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  in the case of an objective rate, other than a qualified inverse floating rate, a fixed rate that reflects the yield that is reasonably expected for the variable note.

        The qualified stated interest allocable to an accrual period is increased, or decreased, if the interest actually paid during an accrual period exceeds, or is less than, the interest assumed to be paid during the accrual period in accordance with the foregoing rules.

        In general, any other variable note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the variable note. The OID Regulations generally require that a variable note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the variable note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the variable note's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the variable note is converted into a fixed rate that reflects the yield that is reasonably expected for the variable note. In the case of a variable note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate, in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate, or a qualified inverse floating rate, if the variable note provides for a qualified inverse floating rate. Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable note as of the variable note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the variable note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

        Once the variable note is converted into an "equivalent" fixed rate debt instrument in accordance with the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the variable note will account for the original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. For each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the variable note during the accrual period.

        If a variable note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the variable note would be treated as a contingent payment debt obligation. In general, a U.S. Holder of a contingent payment debt obligation includes future contingent and noncontingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, in general, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper United States federal income tax treatment of variable notes that are treated as contingent payment debt obligations will be more fully described in the pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed in this prospectus supplement, which are applicable to any particular issue of notes will be discussed in the pricing supplement.

        We may issue notes which:

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  may be redeemable at our option before their stated maturity, referred to as a call option, and/or

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  may be repayable at the option of the holder before their stated maturity, referred to as a put option.

        For purposes of computing original issue discount, such call option held by us with respect to a note generally is deemed exercised or not exercised in a manner that minimizes the yield on the note, while such put option held by holders with respect to a note generally is deemed exercised or not exercised in a manner that maximizes the yield on the note. Notes containing these features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with these features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

        U.S. Holders may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to limitations and exceptions.

        Short-term notes.    The rules on original issue discount and market discount discussed herein do not apply to notes that have a fixed maturity of one year or less, referred to as short-term notes. Instead, with respect to short-term notes held by certain holders, a separate set of rules requires the accrual of an amount equal to the excess of the total payments on the notes over its issue price, which will be referred to in this paragraph as original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue the original issue discount unless the U.S. Holder elects to do so. If the U.S. Holder is an accrual method taxpayer, or a taxpayer in a special class, including, but not limited to, a bank, regulated investment company, common trust fund or a certain type of pass-through entity, or a cash method taxpayer who so elects, such U.S. Holder is required to accrue original issue discount on a short-term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding. If the U.S. Holder is not required and does not elect to include original issue discount in income currently, some or all of the gain realized on the sale, exchange, redemption or maturity of the short-term note will be ordinary income, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized.

        Market discount.    If a U.S. Holder purchases a note, other than a short-term note, subsequent to the original issuance for an amount less than (a) its adjusted issue price, in the case of a discount note, or (b) its stated redemption price at maturity, in the case of a note that is not a discount note, the U.S. Holder may be treated as having purchased the note at a "market discount," unless the market discount is less than a specified de minimis amount. In addition, the market discount rules may apply if a U.S. Holder acquires a note at original issuance for less than the original issue price.

        Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment, or, in the case of a discount note, any payment that does not constitute qualified stated interest, on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary interest income to the extent of the lesser of (i) the gain recognized or (ii) the accrued market discount which has not previously been included in income.

        Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

        A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or earlier dispositions, because a current deduction is only allowable to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest rate basis, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of cash payments and regarding the deferral of interest deductions will not apply. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

        Premium.    If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess. A U.S. Holder may elect to amortize this premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of the excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.

        Disposition of a note.    Except as discussed above, upon the sale, exchange, redemption, repurchase, or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the amount the U.S. Holder paid for the note increased by any original issue discount and accrued market discount, previously included in income, and decreased by the amount of any payments received, other than qualified stated interest payments, and by any amortizable bond premium to the extent such amortizable bond premium was allowable as a deduction or allowed as an offset against interest payments on the note. Except as described above regarding market discount, such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of a note generally will be long-term capital gain or loss if the note were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of United States federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Non-U.S. Holders

        The rules governing the United States federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of United States federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes. This discussion assumes that the notes are not subject to the rules of Code Section 871(h)(4) relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

        Payments of principal and interest, including any original issue discount paid, on a note beneficially owned by a non-U.S. Holder generally will not be subject to United States federal withholding tax; provided, in the case of interest:

  •
  each of the following conditions is met:

          (i)  the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

          (ii)  the non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us;

          (iii)  the non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code; and

          (iv)  the non-U.S. Holder either (x) provides an Internal Revenue Service Form W-8BEN certifying to the person otherwise required to withhold United States federal income tax from such interest that the non-U.S. Holder is not a U.S. Holder and provides the non-U.S. Holder's name and address, or (y) the certification procedures set forth in Treasury Regulations Section 1.871-14(c)(2) are otherwise satisfied; or

  •
  the non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the non-U.S. Holder or the non-U.S. Holder's agent provides an Internal Revenue Service Form W-8BEN claiming the exemption; or

  •
  the non-U.S. Holder conducts a trade or business in the United States to which the interest is effectively connected and the non-U.S. Holder or the non-U.S. Holder's agent provides an Internal Revenue Service Form W-8ECI;

provided that in each such case, the relevant certification or Internal Revenue Service Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or Internal Revenue Service Form has actual knowledge or reason to know that the certification or any statement on the Internal Revenue Service Form is false.

        A non-U.S. Holder will not be subject to United States federal income and withholding taxes on any gain realized, including market discount, on the sale, exchange or other disposition of a note unless the gain is effectively connected with a trade or business conducted by such non-U.S. Holder in the United States or, in the case of an individual, such non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If a non-U.S. Holder engages in a trade or business in the United States, and if interest on the note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. Holder of such trade or business, the non-U.S. Holder will generally be subject to regular United States income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, if a non-U.S. Holder is classified as a corporation for United States federal income tax purposes, such non-U.S. Holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. Holder's effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the non-U.S. Holder's effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States.

        A non-U.S. Holder should be aware that if he, she or it does not properly provide the required Internal Revenue Service form, or if the Internal Revenue Service form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the note may be subject to United States withholding tax at a 30% rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against the non-U.S. Holder's United States federal income tax.

Information reporting and backup withholding

        In general, information reporting requirements will apply to payments on a note (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase or other disposition of a note) to a U.S. Holder, unless an exception applies. Further, the payee will be subject to backup withholding tax at the rate of 28% if:

  •
  the payee fails to furnish its taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  •
  the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect;

  •
  there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Section 3406(c) of the Code; or

  •
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some U.S. Holders, including corporations, are exempt from backup withholding.

        Information reporting requirements and backup withholding generally will not apply to payments on a note to a non-U.S. Holder if an applicable Internal Revenue Service Form W-8 described above is duly provided by such holder, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a United States person. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations). However, if such broker is a United States person, is a controlled foreign corporation within the meaning of the Code, or derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, the information reporting requirements generally will apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and, possibly, backup withholding requirements unless the beneficial owner of the note provides an applicable Internal Revenue Service Form W-8 described above and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the Internal Revenue Service.

 Supplemental Plan of Distribution

        We are offering the notes on a continuous basis for sale to or through Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and/or Wells Fargo Securities, LLC, or through one or more other member firms of FINRA, as may be designated or approved by AvalonBay and identified in the applicable pricing supplement. Each of these agents may purchase notes, as principal, from AvalonBay from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent(s), or, if specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through the agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent at the time of sale.

        Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of its principal amount less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from AvalonBay as principal to other dealers for resale to investors and other purchasers, and may allow all or any portion of the discount received in connection with that purchase from AvalonBay to those dealers. After the initial offering of notes, the offering price in the case of notes to be resold on a fixed price basis, the concession and the discount may be changed.

        We may sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We will not pay any commission on notes that we sell directly. We may offer notes to or through additional agents named in the applicable pricing supplement.

        We may withdraw, cancel or modify this offer made without notice and may reject offers in whole or in part, whether placed directly with us or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

        Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of the Notes—General."

        Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents have advised AvalonBay that they may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and any of these sales and purchases may be discontinued at any time without notice. There can be no assurance that there will be a secondary market for the notes or that there will be liquidity in a secondary market if one develops. The agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. AvalonBay has agreed to indemnify the agents against liabilities, including liabilities under the Securities Act, or contribute to payments the agents may be required to make in respect in accordance with the Securities Act. AvalonBay has agreed to reimburse the agents for other expenses.

        In the ordinary course of their respective businesses, the agents and their affiliates have engaged in, and may in the future engage in, investment and/or commercial banking transactions with AvalonBay and its affiliates.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the agents will be permitted to engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in notes, for example, they sell notes in an aggregate principal amount exceeding the amount referred to in the applicable pricing supplement, these agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of these purchases. Finally, the syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in the market to cover a short position or to stabilize the price of the notes. The agents are not required to engage in any of these activities and may end any of them at any time.

        Neither AvalonBay nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that these transactions described in the preceding paragraph may have on the price of notes. In addition, neither AvalonBay nor any of the agents makes any representation that the agents will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

        From time to time, we may sell other Securities referred to in the accompanying prospectus. These offerings may be concurrent with an offering of the notes through the agents.

Legal Matters

        The validity of the notes will be passed upon for AvalonBay by Goodwin Procter LLP, Boston, Massachusetts. O'Melveny & Myers LLP, San Francisco, California, will pass upon certain legal matters relating to the notes for the agents.

Prospectus

AVALONBAY COMMUNITIES, INC.

Debt Securities
Preferred Stock
Common Stock

        This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. We may sell these securities independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus, including the names of any underwriters, dealers or agents involved in the sale of any securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "AVB."

        Investing in our securities involves various risks. Beginning on page 1, we have discussed several "Risk Factors" that you should consider before investing in our securities.

March 2, 2009

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

        Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Risk Factors

        Before you invest in our securities, you should be aware that there are risks in making the investment, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our securities. This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed under "Forward-Looking Statements" below.

Development, redevelopment and construction risks could affect our profitability.

        We intend to continue to develop and redevelop apartment home communities. These activities can include long planning and entitlement timelines and can involve complex and costly activities, including significant environmental remediation or construction work in high-density urban areas. These activities may be exposed to the following risks:

  •
  we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

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  we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

  •
  we may incur costs that exceed our original estimates due to increased material, labor or other costs;

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  occupancy rates and rents at a community may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

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  we may be unable to complete construction and lease up of a community on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

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  we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a community, which may cause us to delay or abandon an opportunity;

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  we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties, such as the construction of shared infrastructure or other improvements; and

  •
  we may incur liability if our communities are not constructed and operated in compliance with the accessibility provisions of the Americans with Disabilities Acts, the Fair Housing Act or other federal, state or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants, and a requirement that we undertake structural modifications to remedy the noncompliance.

        We project construction costs based on market conditions at the time we prepare our budgets, and our projections include changes that we anticipate but cannot predict with certainty. Construction costs may increase, particularly for labor and certain materials and, for some of our Development

Communities and Development Rights (as we use those terms in our quarterly and annual SEC reports), the total construction costs may be higher than the original budget. Total capitalized cost includes all capitalized costs projected to be incurred to develop or redevelop a community, determined in accordance with United States Generally Accepted Accounting Principles, including:

  •
  land and/or property acquisition costs;

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  fees paid to secure air rights and/or tax abatements;

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  construction or reconstruction costs;

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  costs of environmental remediation;

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  real estate taxes;

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  capitalized interest;

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  loan fees;

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  permits;

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  professional fees;

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  allocated development or redevelopment overhead; and

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  other regulatory fees.

        Costs to redevelop communities that have been acquired have, in some cases, exceeded our original estimates and similar increases in costs may be experienced in the future. We cannot assure you that market rents in effect at the time new development or redevelopment communities complete lease-up will be sufficient to fully offset the effects of any increased construction or reconstruction costs.

Unfavorable changes in market and economic conditions could hurt occupancy, rental rates operating expenses, and the overall market value of our assets, including joint ventures and fund investments.

        Local conditions in our markets significantly affect occupancy, rental rates and the operating performance of our communities. The risks that may adversely affect conditions in those markets include the following:

  •
  plant closings, industry slowdowns and other factors that adversely affect the local economy;

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  an oversupply of, or a reduced demand for, apartment homes;

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  a decline in household formation or employment or lack of employment growth;

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  the inability or unwillingness of residents to pay rent increases;

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  rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs; and

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  economic conditions that could cause an increase in our operating expenses, such as increases in property taxes, utilities, compensation of on-site associates and routine maintenance.

Changes in applicable laws, or noncompliance with applicable laws, could adversely affect our operations or expose us to liability.

        We must develop, construct and operate our communities in compliance with numerous federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, landlord tenant laws and other laws generally applicable to business operations. Noncompliance with laws could expose us to liability.

        Compliance with changes in (i) laws imposing remediation requirements and potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions, (ii) rent control or rent stabilization laws or (iii) other governmental rules and regulations or enforcement policies affecting the development, use and operation of our communities, including changes to building codes and fire and life-safety codes, may result in lower revenue growth or significant unanticipated expenditures.

Short-term leases expose us to the effects of declining market rents.

        Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.

Competition could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rental rates.

Attractive investment opportunities may not be available, which could adversely affect our profitability.

        We expect that other real estate investors, including insurance companies, pension funds, other real estate investment trusts, or REITs, and other well-capitalized investors, will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability.

Capital and credit market conditions may continue to adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings, and common stock price, among other things.

        The capital and credit markets have been experiencing extreme volatility and disruption, and this has affected the amounts, sources and cost of capital available to us. For example, during 2008 we used secured property financing more than in the past, as the interest rate we incur for that source of financing has remained relatively steady, and we may continue to rely more heavily on secured financings. We are unable to predict whether, or to what extent or for how long, the current capital market conditions will persist. We primarily use external financing to fund construction and to refinance indebtedness as it matures. If sufficient sources of external financing are not available to us on cost effective terms, we could be forced to further limit our development and redevelopment activity and/or take other actions to fund our business activities and repayment of debt, such as selling assets, reducing our cash dividend or paying out less than 100% of our taxable income. To the extent that we are able and/or choose to access capital at a higher cost than we have experienced in recent years (reflected in higher interest rates for debt financing or a lower stock price for equity financing) our earnings per share and cash flows could be adversely affected. In addition, the price of our common stock may fluctuate significantly and/or decline in a high-interest rate or volatile economic environment. We believe that the lenders under our unsecured credit line will fulfill their lending obligations thereunder, but if economic conditions deteriorate further there can be no assurance that the ability of those lenders to fulfill their obligations would not be adversely impacted.

Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In this regard, we note that we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, in order for us to continue to qualify as a REIT, and this requirement limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that a refinancing will not be done on as favorable terms, either of which could have a material adverse effect on our financial condition and results of operations.

Rising interest rates could increase interest costs and could affect the market price of our common stock.

        We currently have, and may in the future incur, variable interest rate debt. In addition, we regularly seek access to both fixed and variable rate debt financing to repay maturing debt and to finance our development and redevelopment activity. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our common stock.

Bond financing and zoning compliance requirements could limit our income, restrict the use of communities and cause favorable financing to become unavailable.

        We have financed some of our apartment communities with obligations issued by local government agencies because the interest paid to the holders of this debt is generally exempt from federal income taxes and, therefore, the interest rate is generally more favorable to us. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by communities. As a condition to obtaining tax-exempt financing, or on occasion as a condition to obtaining favorable zoning in some jurisdictions, we will commit to make some of the apartments in a community available to households whose income does not exceed certain thresholds (e.g., 50% or 80% of area median income), or who meet other qualifying tests. As of December 31, 2008, approximately 6.9% of our apartment homes at current operating communities were under income limitations such as these. These commitments, which may run without expiration or may expire after a period of time (such as 15 or 20 years) may limit our ability to raise rents aggressively and, in consequence, can also limit increases in the value of the communities subject to these restrictions.

        In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

Risks related to indebtedness.

        We have a $1,000,000,000 revolving variable rate unsecured credit facility with JPMorgan Chase Bank, N.A., and Wachovia Bank, N.A., serving together as syndication agent and as banks, Bank of America, N.A., serving as administrative agent, swing lender, issuing bank and a bank, Morgan Stanley Bank, Wells Fargo Bank, N.A., and Deutsche Bank Trust Company Americas, serving collectively as documentation agent and as banks, and a syndicate of other financial institutions, serving as banks. Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, subject to compliance with outstanding debt covenants, we could incur more debt, resulting in an increased risk of default on our obligations and an increase in debt service requirements that could adversely affect our financial condition and results of operations.

        The mortgages on those of our properties subject to secured debt, our unsecured credit facility, our unsecured term loan and the indentures under which a substantial portion of our debt was issued contain customary restrictions, requirements and other limitations, as well as certain financial and operating covenants including maintenance of certain financial ratios. Maintaining compliance with these restrictions could limit our flexibility. A default in these requirements, if uncured, could result in a requirement that we repay indebtedness, which could severely affect our liquidity and increase our financing costs.

Failure to generate sufficient revenue or other liquidity needs could limit cash flow for distributions to stockholders.

        A decrease in rental revenue or other liquidity needs, including the repayment of indebtedness or funding of our development activities could have an adverse effect on our ability to pay distributions to our stockholders. Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

The form, timing and/or amount of dividend distributions in future periods may vary and be impacted by economic and other considerations.

        The form, timing and/or amount of dividend distributions will be declared at the discretion of the Board of Directors and will depend on actual cash from operations, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code or the Code, and other factors as the Board of Directors may consider relevant. The Board of Directors may modify our dividend policy from time to time.

We may in the future choose to pay dividends in our own stock, in which case stockholders may be required to pay tax in excess of the cash you receive.

        We may in the future distribute taxable dividends that are payable in part in our stock, as we did in the fourth quarter of 2008. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, that it may put downward pressure on the trading price of our stock.

Debt financing may not be available and equity issuances could be dilutive to our stockholders.

        Our ability to execute our business strategy depends on our access to an appropriate blend of debt and equity financing. Debt financing may not be available in sufficient amounts or on favorable terms. If we issue additional equity securities, the interests of existing stockholders could be diluted.

Difficulty of selling apartment communities could limit flexibility.

        Federal tax laws may limit our ability to earn a gain on the sale of a community (unless we own it through a subsidiary which will incur a taxable gain upon sale) if we are found to have held, acquired or developed the community primarily with the intent to resell the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders. In addition, real estate in our markets can at times be difficult to sell quickly at prices we find acceptable. These potential difficulties in selling real estate in our markets may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions.

Acquisitions may not yield anticipated results.

        Subject to the requirements related to AvalonBay Value Added Fund II, L.P. ("Fund II"), we may in the future acquire apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

  •
  an acquired property may fail to perform as we expected in analyzing our investment; and

  •
  our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

Failure to succeed in new markets or in activities other than the development, ownership and operation of residential rental communities may have adverse consequences.

        We may from time to time commence development activity or make acquisitions outside of our existing market areas if appropriate opportunities arise. We also own and lease ancillary retail space when a retail component represents the best use of the space, as is often the case with large urban in-fill developments. Also, through a taxable REIT subsidiary that is a joint venture partner, we have a 50% economic interest in a 64 town home for-sale development with a total estimated capital cost at completion of $23,621,000, on a site adjacent to one of our communities. We may engage or have an interest in for-sale activity in the future. Our historical experience in our existing markets in developing, owning and operating rental communities does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in other activities. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local apartment market conditions; an inability to obtain land for development or to identify appropriate acquisition opportunities; an inability to hire and retain key personnel; and lack of familiarity with local governmental and permitting procedures. We may be unsuccessful in owning and leasing retail space at our communities or in developing real estate with the intent to sell.

Risks involved in real estate activity through joint ventures.

        Instead of acquiring or developing apartment communities directly, at times we invest as a partner or a co-venturer. Partnership or joint venture investments involve risks, including the possibility that our partner might become insolvent or otherwise refuse to make capital contributions when due; that we may be responsible to our partner for indemnifiable losses; that our partner might at any time have business goals which are inconsistent with ours; and that our partner may be in a position to take action or withhold consent contrary to our instructions or requests. Frequently, we and our partner may each have the right to trigger a buy-sell arrangement, which could cause us to sell our interest, or acquire our partner's interest, at a time when we otherwise would not have initiated such a transaction.

Risks associated with an investment in and management of a discretionary investment fund.

        We formed AvalonBay Value Added Fund, L.P. (the "Fund") which, through a wholly-owned subsidiary, we manage as the general partner and in which we have invested approximately $48,000,000 at December 31, 2008, representing an equity interest of approximately 15%. This presents risks, including the following:

  •
  investors in the Fund may fail to make their capital contributions when due and, as a result, the Fund may be unable to execute its investment objectives;

  •
  our subsidiary that is the general partner of the Fund is generally liable, under partnership law, for the debts and obligations of the Fund, subject to certain exculpation and indemnification rights pursuant to the terms of the partnership agreement of the Fund;

  •
  investors in the Fund holding a majority of the partnership interests may remove us as the general partner without cause, subject to our right to receive an additional nine months of management fees after such removal and our right to acquire one of the properties then held by the Fund;

  •
  while we have broad discretion to manage the Fund and make investment decisions on behalf of the Fund, the investors or an advisory committee comprised of representatives of the investors must approve certain matters, and as a result we may be unable to cause the Fund to make certain investments or implement certain decisions that we consider beneficial; and

  •
  we may be liable and/or our status as a REIT may be jeopardized if either the Fund, or AvalonBay Value Added Fund, Inc. through which a number of investors have invested in the Fund and which we manage, fails to comply with various tax or other regulatory matters.

        We have also formed Fund II which, through a wholly-owned subsidiary, we manage as the general partner and to which we have committed $150,000,000, representing a current equity interest of approximately 45%. This presents risks, including the following:

  •
  investors in Fund II may fail to make their capital contributions when due and, as a result, Fund II may be unable to execute its investment objectives;

  •
  our subsidiary that is the general partner of Fund II is generally liable, under partnership law, for the debts and obligations of Fund II, subject to certain exculpation and indemnification rights pursuant to the terms of the partnership agreement of Fund II;

  •
  investors in Fund II holding a majority of the partnership interests may remove us as the general partner without cause, subject to our right to receive an additional nine months of management fees after such removal and our right to acquire one of the properties then held by Fund II;

  •
  while we have broad discretion to manage Fund II and make investment decisions on behalf of Fund II, the investors or an advisory committee comprised of representatives of the investors must approve certain matters, and as a result we may be unable to cause Fund II to make certain investments or implement certain decisions that we consider beneficial;

  •
  we can develop communities but have been generally prohibited from making acquisitions of apartment communities outside of Fund II, which is our exclusive investment vehicle until September 2011 or when 90% of Fund II's capital is invested, subject to certain exceptions; and

  •
  we may be liable and/or our status as a REIT may be jeopardized if either Fund II, or AvalonBay Value Added REIT II, LP through which a number of investors have invested in Fund II and which we manage, fails to comply with various tax or other regulatory matters.

Risk of earthquake damage.

        Many of our West Coast communities are located in the general vicinity of active earthquake faults. We cannot assure you that an earthquake would not cause damage or losses greater than insured levels. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

        Insurance coverage for earthquakes can be costly due to limited industry capacity. As a result, we may experience shortages in desired coverage levels if market conditions are such that insurance is not available or the cost of insurance makes it, in management's view, economically impractical.

A significant uninsured property or liability loss could have a material adverse effect on our financial condition and results of operations.

        In addition to the earthquake insurance discussed above, we carry commercial general liability insurance, property insurance and terrorism insurance with respect to our communities on terms we consider commercially reasonable. There are, however, certain types of losses (such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in management's view, economically impractical. If an uninsured property loss or a property loss in excess of insured limits were to occur, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could materially and adversely affect our business and our financial condition and results of operations.

We may incur costs and increased expenses to repair property damage resulting from inclement weather.

        Particularly in New England and the Midwest we are exposed to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in construction. In addition, inclement weather could increase the need for maintenance and repair of our communities.

We may incur costs due to environmental contamination or non-compliance.

        Under various federal, state and local environmental and public health laws, regulations and ordinances, we may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties (including in some cases natural substances such as methane and radon gas) and may be held liable under these laws or common law to a governmental entity or to third parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the contamination. These damages and costs may be substantial and may exceed any insurance coverage we have for such events. The presence of such substances, or the failure to properly remediate the contamination, may adversely affect our ability to borrow against, sell or rent the affected property.

        In addition, some environmental laws create or allow a government agency to impose a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

        The development, construction and operation of our communities are subject to regulations and permitting under various federal, state and local laws, regulations and ordinances, which regulate matters including wetlands protection, storm water runoff and wastewater discharge. Noncompliance with such laws and regulations may subject us to fines and penalties. We do not currently anticipate that we will incur any material liabilities as a result of noncompliance with these laws.

        Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials, or ACMs, when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of a number of the communities that we acquired. We implement an operations and maintenance program at each of the communities at which ACMs are detected. We do not currently anticipate that we will incur any material liabilities as a result of the presence of ACMs at our communities.

        We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities. We do not currently anticipate that we will incur any material liabilities as a result of the presence of lead paint at our communities.

        All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or ground water sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. In connection with our ownership, operation and development of communities, from time to time we undertake substantial remedial action in response to the presence of subsurface or other contaminants, including contaminants in soil, groundwater and soil vapor beneath or affecting our buildings. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination or remediation costs exceed estimates. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.

        Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Although the occurrence of mold at multifamily and other structures, and the need to remediate such mold, is not a new phenomenon, there has been increased awareness in recent years that certain molds may in some instances lead to adverse health effects, including allergic or other reactions. To help limit mold growth, we educate residents about the importance of adequate ventilation and request or require that they notify us when they see mold or excessive moisture. We have established procedures for promptly addressing and remediating mold or excessive moisture from apartment homes when we become aware of its presence regardless of whether we or the resident believe a health risk is presented. However, we cannot provide assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities that may exceed any applicable insurance coverage.

        Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which relate to the release or presence of hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for such third parties.

        We cannot assure you that:

  •
  the environmental assessments described above have identified all potential environmental liabilities;

  •
  no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

  •
  no environmental liabilities have developed since the environmental assessments were prepared;

  •
  the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

  •
  future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

  •
  no environmental liabilities will arise at communities that we have sold for which we may have liability.

Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to stockholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates (subject to any applicable alternative minimum tax). In addition, unless we are entitled to relief under applicable statutory provisions, we would be ineligible to make an election for treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders. Thus, our failure to qualify as a REIT could also impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.

        We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

        Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property and on taxable income that we do not distribute to our shareholders. In addition, we may engage in activities through taxable subsidiaries and will be subject to federal income tax at regular corporate rates on the income of those subsidiaries.

The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.

        There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

        Our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The Board of Directors may issue preferred stock without stockholder approval, which could allow the Board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

        To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of any taxable year. To maintain this qualification, and to otherwise address concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially as defined in Section 13 of the Securities Exchange Act of 1934) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our Board of Directors may in its sole discretion waive or modify the ownership limit for one or more persons. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

        Our bylaws provide that the affirmative vote of holders of a majority of all of the shares entitled to be cast in the election of directors is required to elect a director. In a contested election, if no nominee receives the vote of holders of a majority of all of the shares entitled to be cast, the incumbent directors would remain in office. This requirement may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

        As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval (such as classifying our Board such that the entire Board is not up for reelection annually) that, if made or taken, could have the effect of discouraging or delaying a change in control.

Forward-looking Statements

        This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "project," "may," "shall," "will," "outlook" and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  our potential development, redevelopment, acquisition or disposition of communities;

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  the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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  the timing of lease-up, occupancy and stabilization of apartment communities;

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  the pursuit of land on which we are considering future development;

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  the anticipated operating performance of our communities;

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  cost, yield, revenue, net operating income and earnings estimates;

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  our declaration or payment of distributions;

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  our joint venture and discretionary fund activities;

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  our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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  our qualification as a REIT under the Internal Revenue Code;

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  the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, Midwest, New England, Metro NY/NJ and Pacific Northwest regions of the United States and in general;

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  the availability of debt and equity financing;

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  interest rates;

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  general economic conditions including the recent economic downturn; and

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  trends affecting our financial condition or results of operations.

        We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors, which we describe in "Risk Factors" elsewhere in this prospectus, may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

        In addition, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not undertake to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus.

 About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell an indeterminate number or amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov or on our website located at http://www.avalonbay.com. The information on our website is not a part of this prospectus. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (NYSE), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

        In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors may authorize the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." Our charter imposes limitations on the ownership and transfer of our stock. See "Limits on Ownership of Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. AvalonBay's SEC file number is 001-12672. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:

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  Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009;

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  the description of the AvalonBay Communities, Inc. common stock in AvalonBay Communities, Inc.'s Registration Statement on Form 8-B filed on June 8, 1995;

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  Current Reports on Form 8-K filed on January 9, 2009, January 22, 2009 and January 30, 2009; and

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  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

About AvalonBay Communities, Inc.

        AvalonBay Communities, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. We engage in the development, redevelopment, acquisition, ownership and operation of multifamily communities in high barrier-to-entry markets of the United States. These barriers-to-entry generally include a difficult and lengthy entitlement process with local jurisdictions and dense urban or suburban areas where zoned and entitled land is in limited supply. Our markets are located in the Northeast, Mid-Atlantic, Midwest, Pacific Northwest, and Northern and Southern California regions of the United States. We focus on these markets because we believe that, long term, the limited new supply of apartment homes and lower housing affordability in these markets will result in larger increases in cash flows relative to other markets over an entire business cycle. In addition to increasing the rental revenues of our operating assets, we believe these market attributes will increase the value of our operating assets and enable us to create additional value through the development and selective acquisition of multifamily housing.

        At January 31, 2009, the Company owned or held a direct or indirect ownership interest in:

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  164 operating apartment communities containing 45,728 apartment homes in ten states and the District of Columbia, of which (i) seven wholly owned communities containing 2,143 apartment homes were under redevelopment, as discussed below and (ii) 19 communities containing 3,829 apartment homes, of which two communities containing 467 apartment homes were under redevelopment, were held by the Fund which we manage and in which we own a 15.2% equity interest;

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  14 communities under construction that are expected to contain an aggregate of 4,564 apartment homes when completed; and

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  rights to develop an additional 27 communities that, if developed in the manner expected, will contain an estimated 7,304 apartment homes.

        AvalonBay is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. on June 4, 1998. In October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE under the symbol "AVB."

        AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994 and has not terminated or revoked such election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control.

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Ratios	1.20x	1.91x	1.63x	1.37x	1.14x

        The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

        The only series of preferred stock of AvalonBay that was outstanding during the previous five year period covered by the table above were 4,000,000 shares of 8.70% Series H Cumulative Redeemable Preferred Stock were issued in October 1998, all of which were redeemed in October 2008.

Ratios of Earnings to Fixed Charges

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Ratios	1.27x	2.01x	1.72x	1.45x	1.21x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

How We Intend to Use the Proceeds

        Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:

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  working capital;

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  capital expenditures, including for the development and redevelopment of apartment communities;

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  repayment and refinancing of debt or redemption of prior issuances of preferred stock;

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  potential acquisitions; and

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  other general corporate purposes.

Description of the Debt Securities

        This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the indentures referenced below for a more complete understanding of the general terms and provisions described in this prospectus.

        The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and The Bank of New York Mellon, as successor to State Street Bank and Trust Company, as trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

  General

        The indentures:

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  do not limit the amount of debt securities that we may issue;

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  allow us to issue debt securities in one or more series;

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  do not require us to issue all of the debt securities of a series at the same time;

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  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

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  provide that the debt securities will be unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

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  the title of the debt securities and whether they are senior or subordinated;

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or exchange;

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  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

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  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

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  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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  the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

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  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

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  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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  the name of the applicable trustee and the nature of any material relationship with AvalonBay or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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  any deletions from, modifications of, or additions to the events of default or covenants of AvalonBay, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

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  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax considerations and other relevant considerations applicable to original issue discount securities.

        Except as described under "—Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither the Maryland General Corporation Law nor the governing instruments of AvalonBay define the term "substantially all" as it relates to the sale of assets. Additionally, Maryland cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. AvalonBay's charter contains restrictions on ownership and transfers of its stock that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of our stock, and, therefore, it may prevent or hinder a change of control. See "Limits on Ownership of Stock."

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

  Denomination, interest, registration and transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we nor any trustee shall be required to:

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  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

  Merger, consolidation or sale of assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in each indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

  Covenants

        Existence.    Except as permitted under "—Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Maintenance of properties.    If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

  •
  cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

        Insurance.    The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

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  all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

        However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indentures require us, within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC to:

  •
  mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act; and

  •
  supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of AvalonBay relating to any series of debt securities.

  Events of default, notice and waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

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  default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

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  default in making any sinking fund payment as required for any debt security of such series;

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  default in the performance or breach of any other covenant or warranty of AvalonBay contained in the indenture continuing for 60 days after written notice to AvalonBay as provided in the applicable indenture;

  •
  (1) a default under any bond, debenture or note having an aggregate principal amount of at least $25,000,000; or

  (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries in an aggregate principal amount of at least $25,000,000,

  •
  if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice to the Company specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of AvalonBay or any significant subsidiary of AvalonBay; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

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  may involve the trustee in personal liability; or

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  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of AvalonBay stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

  Modification of the indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

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  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

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  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        AvalonBay and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to the covenants of AvalonBay for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

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  to secure the debt securities;

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  to establish the form or terms of debt securities of any series;

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  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

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  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

  Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

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  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

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  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

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  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

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  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

  Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of AvalonBay and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

  •
  indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

  •
  indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

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  our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

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  indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

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  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

  •
  any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment.

        In each case, the following will not be Senior Debt:

  •
  any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

  •
  any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

  •
  the subordinated securities.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

  Discharge, defeasance and covenant defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "—Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "—Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

  Conversion rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our status as a REIT. If we issue debt securities that are convertible into shares of common stock or convertible into shares of preferred stock, in either case having rights, preferences or privileges with respect to voting, dividends, rights upon liquidation or otherwise that are on par with or senior to any class or series of common stock or preferred stock, then the rights of holders of such junior or parity classes or series of common stock or preferred stock may be materially adversely affected. In addition, the conversion of any such debt securities into common stock or preferred stock could result in the dilution of the holders of the then-existing shares of common stock or preferred stock.

  Global securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (DTC), as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments.

Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

  No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

Description of Preferred Stock

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

  General

        Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock, none of which are currently outstanding.

        Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

  Terms

        You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

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  its title and stated value;

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  the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

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  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

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  the date from which dividends on the preferred stock shall accumulate, if applicable;

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  any procedures for auction and remarketing;

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  any provision for a sinking fund;

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  any applicable provision for redemption;

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  any securities exchange listing;

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  the terms and conditions of conversion into common stock, including the conversion price or rate or manner of calculation thereof;

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  any other specific terms, preferences, rights, limitations or restrictions;

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  a discussion of applicable federal income tax considerations;

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  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

  Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

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  senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

  Dividends

        Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.

        Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

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  if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

  Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

        However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of the series simultaneously.

        In addition, except as described below, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series to be redeemed;

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  the redemption price;

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  the place or places where certificates are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate; and

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  the specific number of shares to be redeemed from each the holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

  Liquidation preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

  Voting rights

        Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

  Conversion rights

        The terms and conditions upon which any series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

  Restrictions on ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Limits on Ownership of Stock."

  Transfer agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.

  General

        Under our charter, we have authority to issue 140,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of January 31, 2009, we had 79,745,531 shares of common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol "AVB."

  Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

  Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, the affirmative vote of the holders of a majority of all outstanding shares of common stock is required to elect a director.

  Liquidation/dissolution rights

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

  Other rights

        Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, (1) the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class are required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required.

  Restrictions on ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock."

  Transfer Agent

        The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services, New York, New York.

 Limits on Ownership of Stock

  Ownership limits

        For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. Additionally, the shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially under Rule 13d-3 of the Securities Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

        Under the Internal Revenue Code, some types of entities, which includes pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.

  Shares owned in excess of the ownership limit

        Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

        Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares, except when Maryland law mandates class voting rights. In the event voting rights are mandated by Maryland law, the trustee shall be entitled to vote the shares of excess stock.

        Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.

  Right to purchase excess stock

        In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:

  (1)
  the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

  (2)
  the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or if no notice is given, the date our board of directors determines that such a transfer has been made or such a non-transfer event has occurred.

  General

        The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT and the board otherwise decides in its sole discretion that such action is in our stockholders' best interest.

        Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

        The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

Federal Income Tax Considerations and Consequences of Your Investment

        The following is a summary of certain material U.S. federal income tax considerations relating to our qualification as a REIT and the ownership and disposition of shares of our common stock and, to a lesser extent, our debt securities. If we offer shares of our preferred stock pursuant to this prospectus, the applicable prospectus supplement will describe certain material U.S. federal income tax considerations relating to the ownership and disposition of those shares of preferred stock.

        Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and, to a lesser extent, our debt securities that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

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  the tax consequences to you may vary depending on your particular tax situation;

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  special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a pass-through entity or investor in such entities, a person holding shares of our common stock or debt securities as part of a short sale, hedge, conversion, straddle, constructive sale or other integrated transaction for U.S. federal income tax purposes, a person subject to the alternative minimum tax, a U.S. stockholder whose "functional currency" (as defined in Section 985 of the Code) is not the U.S. dollar, or otherwise subject to special tax treatment under the Code;

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  this summary does not address state, local or non-U.S. tax considerations;

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  this summary deals only with common stockholders that hold common stock or debt securities as a "capital asset" within the meaning of Section 1221 of the Code; and

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  this discussion is not intended to be, and should not be construed as, tax advice.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

        The information in this section is based on the current Code, applicable Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Taxation of AvalonBay as a REIT

        We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

        So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to U.S. federal income tax as follows:

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  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid;

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  Under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

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  If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

  •
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

  •
  If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualifications as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

  •
  If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest U.S. federal income tax rate applicable to corporations;

  •
  If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we may retain our REIT qualification, but we will have to pay a penalty equal to $50,000 for each such failure;

  •
  We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years;

  •
  We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

  •
  If we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period;

  •
  Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates; and

  •
  We may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.

  Requirements for qualification as a REIT

        We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (4)
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

  (7)
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock and preferred stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of AvalonBay will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        Taxable REIT Subsidiaries.    A "taxable REIT subsidiary" of AvalonBay is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S.

federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

        Ownership of Partnership Interests by a REIT.    A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate assets, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. See "—Hedging Transactions and Foreign Currency Gains".

        Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel (or a health care facility, for taxable years beginning after July 30, 2008) and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are "customarily furnished or rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been and will be performed by independent contractors or taxable REIT subsidiaries.

        We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we choose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

        We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests.

        Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for two years (four years if a property was sold before July 30, 2008) and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under "—Taxation of AvalonBay as a REIT" even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

        Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

  (1)
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or long-term debt;

  (2)
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  (3)
  except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS or other securities that qualify as "real estate assets" for purposes of the test described in clause (1): the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer's outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

  (4)
  not more than 25% (20% for taxable years beginning before July 31, 2008) of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

        We believe that we comply with the applicable asset tests with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests (other than the 10% voting limitation) at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.

        Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is "de minimis" (for this purpose, a "de minimis" failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a "de minimis" violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations.

        Foreclosure Property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

        Hedging Transactions and Foreign Currency Gains.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests, provided that the hedging transaction is entered into after July 30, 2008 (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non qualifying income for purposes of both the 75% and 95% gross income tests. Prior to July 30, 2008, the rules applicable to hedging transactions were more restrictive. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income test.

        Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See "—Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

        Generally, we anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the dividend requirement.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute (and are not deemed to have distributed, as described below) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

        We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

        Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

        Failure of AvalonBay to Qualify as a REIT.    If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code, for taxable years beginning before January 1, 2011. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

  Taxation of U.S. stockholders

        When we refer to a U.S. stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

  (1)
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

  (3)
  an estate the income of which is subject to federal income taxation regardless of its source; or

  (4)
  a trust that is subject to the primary supervision of a United States court and the control of one or more United States persons or that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

        Generally, in the case of a partnership (or other entity treated as such for federal income tax purposes) that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A "non-U.S. stockholder" is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

        Distributions by AvalonBay.    So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder's adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared. The above applies regardless of whether the distributions by us are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan. This discussion applies equally to distributions payable in cash and taxable stock distributions.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. Designations made by us will be effective only to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gains.

        A U.S. stockholder:

  (1)
  will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

  (2)
  will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder's tax liability on the undistributed capital gains.

        A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gains as either:

  (1)
  a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 15% (for taxable years beginning before January 1, 2011); or

  (2)
  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

        We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares of our common stock as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their own income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

        Sales of Shares.    Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

  (1)
  the amount of cash and the fair market value of any property received on the sale or other disposition; and

  (2)
  the holder's adjusted basis in the shares for tax purposes.

        This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.

  Taxation of tax-exempt stockholders

        Provided that a tax-exempt stockholder has not held its common stock as "debt financed property" within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

        However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI; however, an organization exempt under Section 501(c)(9), (c)(17) or (c)(20) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "pension trusts."

        A REIT is a pension-held REIT if it meets the following two tests:

  (1)
  it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  (2)
  either (a) at least one pension trust holds more than 25% of the value of the REIT's stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

        The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

Taxation of holders of debt securities and potential tax consequences of their investment in the debt securities

        Stated interest and market discount. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. This discussion assumes that the debt securities were not issued with original issue discount.

        Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a holder of a debt instrument having a fixed maturity date more than one year from the date of issue purchases it at a market discount and subsequently recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer the deduction of a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

        Amortizable bond premium.    Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

        Disposition.    In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

  U.S. taxation of non-U.S. stockholders

        Distributions by AvalonBay. Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder's basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder's adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

        We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

  (2)
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with such non-U.S. stockholder's trade or business within the U.S.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  (1)
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

        We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, including any distributions that could have been designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year.

        A non-U.S. stockholder that owns, actually or constructively, no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to the 35% FIRPTA withholding tax with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market. Instead, any distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

        Sale of Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

  (1)
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain;

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  (3)
  our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

        Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

        Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

        Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

        Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

  (1)
  the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  (2)
  the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

  Information reporting and backup withholding tax applicable to stockholders

        U.S. Stockholders.    In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to backup withhold on any payments at the rate of 28% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payer that the TIN furnished by the payee is incorrect; or

  (3)
  the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some stockholders, including corporations and tax exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.

        Non-U.S. Stockholders.    Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of the these Treasury regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

  Other tax consequences for AvalonBay and its stockholders

        Our company and its stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of our company and its stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities. To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

  Legislative or other actions affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment our common stock.

Plan of Distribution

        We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through dealers or agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

        If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Experts

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Legal Matters

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.